Exhibit 99.1

July 14, 2022

Dear Investor:

We are writing to share news regarding your investment in Cottonwood Multifamily Opportunity Fund, Inc. (“CMOF”). In addition to the information provided below, please refer to our Merger Transaction Overview Presentation for further details.

On July 8, 2022, CMOF and its operating partnership, Cottonwood Multifamily Opportunity Fund O.P., LP (“CMOF OP”) entered into a definitive merger agreement pursuant to which Cottonwood Communities, Inc. (“CCI”) would acquire CMOF in a stock-for-stock merger transaction (the “Merger”). CCI is a publicly registered, non-listed, perpetual life, net asset value (“NAV”) real estate investment trust that invests in multifamily apartment communities and multifamily real estate-related assets located throughout the United States and has a portfolio of $2.4 billion in total assets as of May 31, 2022.

Key terms of the transaction being presented to stockholders for consideration and approval include the following:

•	Each share of CMOF’s common stock will be converted into the right to receive 0.8669 shares of Class A common stock of CCI

•	CCI’s Class A common stock’s most recently determined NAV per share is $20.6297[1], implying a current value of $17.8839 per share of CMOF common stock

More information will be forthcoming regarding the solicitation for shareholder approval of the Merger next month.

Post-merger, CMOF stockholders will be CCI common stockholders and be entitled to receive distributions declared by CCI. Currently, CCI’s board of directors has declared monthly distributions based on a record date as of the end of the month, most recently in an amount of $0.73 per share annually. However, distributions are not guaranteed and are subject to market factors and company performance on a go-forward basis2. Stockholders seeking additional information about the Merger should read the Current Report on Form 1-U filed by CMOF with the Securities and Exchange Commission on July 13, 2022, including the Investor Presentation filed as an exhibit thereto. CMOF’s Current Report on Form 1-U can be found at www.sec.gov.

[1]

CCI’s board of directors has adopted valuation guidelines pursuant to which CCI determines a monthly estimated NAV per share. The most significant component of the NAV consists of estimated fair values of real property assets. As with any real property valuation, the estimated fair values of real properties are based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. NAV does not currently represent CCI’s enterprise value and may not accurately reflect the actual prices at which CCI’s assets could be liquidated on any given day, the value a third party would pay for all or substantially all of CCI’s shares, or the price that CCI’s shares would trade at on a national stock exchange. See exhibit 99.3 filed on the Current Report on Form 8-K of CCI dated July 13, 2022 and describing the merger for information about the most recently computed NAV and the valuation procedures followed by CCI in connection with its determination of NAV, including the risks associated with the determination of NAV.

[2]

For the three months ended March 31, 2022, and the year ended December 31, 2021, CCI paid aggregate distributions to common stockholders and limited partnership unitholders of $10.1 million and $20.2 million, including $9.6 million and $20.1 million of distributions paid in cash and $0.5 million and $0.1 million of distributions reinvested through our distribution reinvestment plan, respectively. CCI funded its total distributions paid during the three months ended March 31, 2022, which includes net cash distributions and distribution reinvestment by stockholders, with $10.1 million in offering proceeds from its ongoing public offering. CCI funded its total distributions paid for the year ended December 31, 2021, which includes net cash distributions and distributions reinvested by stockholders, with $11.0 million prior period cash provided by operating activities, $5.0 million from additional borrowings, and $4.0 million of offering proceeds from its ongoing public offering

We believe this transaction will lead to long-term value creation for all equity holders of the combined company. Management expects the Merger to (1) generate savings from improved scale and operating efficiencies, (2) enhance the geographic and investment diversification for CMOF stockholders, and (3) provide enhanced cash flow and potential for liquidity for CMOF stockholders.

This announcement follows a transaction process negotiated by two separate committees composed exclusively of directors independent of management and supported by separate legal counsel and independent financial advisors. The boards of directors of both REITs have unanimously approved the Merger upon the recommendation of their respective committees.

We expect the Merger to close at the end of the third or beginning of the fourth quarter of 2022, subject to certain standard closing conditions, including the approval of the Merger by a majority of the CMOF stockholders. The combined company after the Merger will retain the name “Cottonwood Communities, Inc.” and the separate existence of CMOF and CMOF operating partnership will cease.

On behalf of the special committee, the Board and our management team, we thank you for your support. We are excited about this strategic merger and eager for the opportunities ahead as we seek to grow the portfolio and create enhanced long-term value for our equity holders.

Sincerely,

Daniel Shaeffer

Chief Executive Officer and Director – Cottonwood Multifamily Opportunity Fund, Inc.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the Merger, CCI will prepare and file with the SEC a registration statement on Form S-4 that will include a proxy statement of CMOF and will constitute a prospectus of CCI. The proxy statement/prospectus will be mailed to CMOF’s stockholders and will contain important information about the Merger and related matters. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other documents that will be made available to the stockholders of CMOF. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY CMOF AND CCI WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CMOF, CCI AND THE MERGER. Investors and stockholders of CMOF and CCI may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by CMOF and CCI with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD LOOKING STATEMENTS

This communication contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the approval of the CMOF stockholder or the failure to satisfy the other conditions to completion of the Merger; risks related to disruption of management’s attention from the ongoing business operations due to the Merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of CCI and CMOF; and other factors, including those set forth in the Risk Factors section of CCI’s Annual Report on Form 10-K and CMOF’s offering circular for its offering qualified pursuant to Regulation A, as amended and supplemented to date and as filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. CCI and CMOF undertake no obligation to update these statements for revisions or changes after the date of this communication, except as required by law.